UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2019 (March 26, 2019)
________________________________
NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
______________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-2191		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2019, the Board of Directors elected three officers to new executive positions, effective April 1, 2019:

•
John M. Scheib, Executive Vice President and Chief Strategy Officer. Mr. Scheib joined Norfolk Southern in 2005 and has served as Executive Vice President – Law and Administration and Chief Legal Officer since March 2018. Prior thereto, he served as Senior Vice President Law and Corporate Relations, Vice President Law, and General Counsel at Norfolk Southern.

•
Ann A. Adams, Executive Vice President and Chief Transformation Officer. Ms. Adams joined Norfolk Southern in 2001 and has served as Vice President Human Resources since March 2016. Prior thereto, she served as Assistant Vice President Human Resources at Norfolk Southern.

•
Vanessa L. Allen Sutherland, Senior Vice President Law and Chief Legal Officer. Ms. Sutherland joined Norfolk Southern in 2018 as Vice President Law. Prior thereto, she served as Chief Executive Officer and Chairperson of the U.S. Chemical Safety and Hazard Investigation Board and as Chief Counsel with the U.S. Department of Transportation, Pipeline and Hazardous Materials Safety Administration.

Norfolk Southern issued a press release on March 26, 2019, announcing these appointments. The press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated March 26, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary

Date:  March 27, 2019